MASTER SERVICES AGREEMENT

This Master Services Agreement (this “Agreement”) is entered into as of the 16 day of April, 2012 by and between Vaccinogen, having its registered address at 5300 Westview Drive, Suite 406, Fredrick, MD 21703 (“Vaccinogen”), and Oncology Trials Insights, Inc., having its registered address at 950 S. Cherry St., Suite 1210, Denver, Colorado, U.S.A. (“OTI”). The above parties are hereinafter referred to each as a “Party” and jointly as the “Parties”.

WHEREAS, OTI specializes in providing protocol development, site selection, site enrollment diagnostics, enrollment management, site and investigator education, and clinical trial awareness services on behalf of clinical trial sponsors;

WHEREAS, Vaccinogen wishes to retain OTI to provide services of site selection, project management, and trial enrollment for the Phase II Oncovax trial in colon cancer; and

WHEREAS, OTI and Vaccinogen desire to enter into a Master Services Agreement to set forth the terms and conditions under which Vaccinogen would engage OTI to perform such services in connection with the Project;

NOW, THEREFORE, in consideration of the foregoing and of the covenants, agreements and conditions contained herein, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

1           Performance of Services

1.1           OTI hereby agrees to perform services for Vaccinogen from time to time under the terms set forth in this Agreement. All services performed by OTI pursuant to the terms of this Agreement shall be referred to herein as “Services.”

1.2           Services to be performed by OTI shall be mutually agreed upon by the Parties and set forth in one or more Project Work Orders. Each Project Work Order executed and delivered by the Parties is deemed to be incorporated into, and form part of this Agreement, and the terms of this Agreement shall be construed accordingly. In the event of any conflict between this Agreement and any provision of a Project Work Order, the terms of this Agreement shall control, except to the extent the Project Work Order expressly states that the provision in the Project Work Order takes precedent with respect to the Services provided under such Project Work Order.

1.3           Changes in the Services to be provided under a Project Work Order shall be documented in the form of an executed Change Order. No change to the Scope of Work and/or Budget in respect of the Services to be provided under any Project Work Order shall be effective unless set forth in a Change Order executed by both Parties.

1.4           The first Project Work Order to be conducted under this Agreement is attached hereto as Exhibit “A.”

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2            Compensation for Services Rendered

2.1           In consideration for OTI’s performance of the Services described in this Agreement, Vaccinogen shall pay OTI fees in accordance with and for which a duly executed Project Work Order exists.

2.2           OTI shall provide to Vaccinogen separate invoices for each Project Work Order. All amounts due under any undisputed invoice shall be paid within 30 days of receipt by Vaccinogen of the applicable invoice.

2.3           Additional services may be contracted separately at the sole discretion and upon mutual agreement of the Parties.

3           Compliance

3.1           OTI shall comply with all applicable laws, regulations and guidance documents, including but not limited to, rules governing United States federal and state healthcare programs, while performing Services under this Agreement.

3.2           Vaccinogen shall comply with all applicable laws, regulations and guidance documents, including but not limited to, rules governing United States federal and state healthcare programs, while conducting the Clinical Trial.

3.3           While on Vaccinogen’s premises or while acting on behalf of Vaccinogen on the premises of Vaccinogen’s study sites, OTI shall comply with Vaccinogen’s policies, provided that Vaccinogen has delivered to OTI with a written copy of any such applicable policies.

3.4           Vaccinogen shall immediately notify OTI with regard to any safety or regulatory issues resulting from or arising out of the Clinical Trial.

4           Use and Disclosure of Confidential Information

4.1           In this Agreement, “Confidential Information” means any and all information, materials, know-how, intellectual property, technology, data and ideas, whether written, oral or in other form, which is reasonably considered confidential by the disclosing Party and which is obtained by a Party, or any directors, officers, employees, agents or advisers (“Representatives”) of a Party, from the other Party or any Representative of such Party, in respect of the Project and/or any related Project Work Order, with the exception of any information which (i) at the date of its disclosure is publicly known or at any time after that date becomes publicly known (other than by breach of this Agreement), or (ii) the receiving Party can evidence was in its possession at the time of disclosure and was not obtained, directly or indirectly, by or as a result of breach of a confidentiality obligation under this Section 4.

4.2           Any current Project Work Order or potential Project Work Order which is the subject of consideration, evaluation and discussion between the Parties and the existence and contents of this Agreement shall be considered Confidential Information.

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4.3           The Parties agree that the Confidential Information may be used solely for the purpose of performing each Party’s obligations under this Agreement and not for any other purpose. Except as provided in Section 4.6 below, the Confidential Information will be held in complete and strict confidence and may only be disclosed to Representatives of the Parties on a strict need-to-know basis for the performance of such Party’s obligations under the Agreement. No Confidential Information received by a Party may be copied or reproduced in any way without the prior written consent of the other Party.

4.4           The Parties undertake to ensure that each of its Representatives who receive Confidential Information is made aware of and observes the obligations under this Agreement. For the avoidance of any doubt, any disclosure or unauthorized use of any Confidential Information under this Agreement by any of the Representatives of a Party shall constitute a breach by the relevant Party of this Agreement.

4.5           Upon written request by either Party, each Party agrees that it will, as soon as reasonably practicable, return or destroy (at the disclosing Party’s discretion) all copies of any document in such Party’s or such Party’s Representative’s possession containing or reflecting Confidential Information, provided however that the Parties may retain one copy of such Confidential Information for purposes of performing their obligations under this Agreement.

4.6           Section 4.3 above does not, however, apply to the extent that any Party is required to make a disclosure of Confidential Information by law or pursuant to any order of court or other competent authority or tribunal or by any applicable stock exchange regulations or the regulations of any other recognized market place. In the event that any Party would be required to make any such disclosure, each Party undertakes to give the other Party reasonable notice prior to any such disclosure in order to make it possible for the other Party to seek an appropriate protective order or other remedy. Each Party also agrees and undertakes to use its best efforts to ensure that any Confidential Information disclosed under this Section 4.6, to the extent possible, will be treated confidentially by any party receiving such Confidential Information.

4.7           Neither Party, nor any of its Representatives, makes any representation or warranty, express or implied, as to the accuracy, reliability or completeness of any of the Confidential Information, and neither Party, nor any of its Representatives, will have any liability whatsoever to the other Party resulting from any use of the Confidential Information.

4.8           OTI acknowledges that some or all of the Confidential Information, including the discussions between the Parties hereto, may be inside information under applicable law and that neither OTI nor any of its Representatives may deal in price-affected securities in relation to the inside information, encourage another person to deal in price-affected securities or disclose the inside information except as permitted by law.

5            Non-solicitation

5.1           The Parties shall not, during the term of this Agreement and for a period of two years following its termination, either directly or indirectly recruit, solicit, induce or attempt to induce any current director, officer or employee of the other Party (including any director, officer or employee of any company within the same group as the other Party) to terminate his or her employment with such Party or otherwise be employed by it or any other person, firm or company and shall not approach any such employee for such purpose or authorize or approve the taking of such action by any other person without the prior written consent of the other Party.

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5.2           The Parties shall not, during the term of this Agreement and for a period of two years following its termination, other than in the ordinary course of business, either directly or indirectly approach, recruit, solicit, induce or attempt to induce any person or entity that is a customer, supplier, agent, representative or adviser of the other Party, or that the Parties otherwise know has some form of business relationship of any kind with the other Party, to cease, restrict or vary in any way its relationship with the other Party without the prior written consent of the other Party, but in any event not in connection with a current or potential Project Work Order.

6           Contacts

6.1           All communications made by Vaccinogen to OTI in connection with the provision of Services under this Agreement or in connection with any current or potential Project Work Order shall be directed to Joseph D. Giglio, MBA, President and CEO, jgiglio@oncologytrialsinsights.org, 303-759-5579.

6.2           All communications made by OTI to Vaccinogen in connection with the provision of Services under this Agreement or in connection with any current or potential Project Work Order shall be directed to Michael G. Hanna, Jr., Ph.D., Chairman & CEO, mghannajr@vaccinogeninc.com. m) 301 793-7736 or o) 301 668-8400.

7           Term and Termination

7.1           This Master Services Agreement shall be effective as of the date first set forth above (the “Effective Date”) and shall remain in full force and effect until the later of (i) three (3) years after the Effective Date (the “Term”), or (ii) the date that all Services under all Project Work Orders executed prior to the expiration of the Term are completed, unless otherwise terminated by the Parties in accordance with this Section 7.

7.2           Either Party may terminate this Agreement immediately upon written notice to the other Party in the event of a breach by the other Party of a material provision of this Agreement that remains uncured thirty (30) days following the receipt of notice in writing of such breach from the non-breaching Party.

7.3           Termination or expiration of this Agreement shall not affect any rights or obligations which have accrued prior thereto or in connection therewith, or any obligations hereunder which by their terms survive termination or expiration.

8           Failure to Perform; Remedies

8.1           If OTI does not provide Services conforming to the Services set forth in each Project Work Order in all material respects, and such failure is due to a reason other than a force majeure event (as described below in Section 8.2) or Vaccinogen’s negligence or failure to act as reasonably required under this Agreement, Vaccinogen shall timely notify OTI in writing of such material non-compliance and shall allow OTI to correct such material non-compliance or provide an acceptable corrective action plan within thirty (30) days of such notification.

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8.2           Neither Party shall be liable or deemed to be in default under this Agreement for any delay due to causes beyond the control of the Party, including but not limited to, war, civil disorders, acts of God or government action, provided that the affected Party promptly notifies the other Party of the causes and its effects on the Services to be performed hereunder.

9           Deliverables, Work Product & Intellectual Property

9.1           All methodologies, innovations, discoveries and practices conceived, reduced to practice, made or developed by OTI for protocol development, site selection, site enrollment diagnostics, enrollment management, site and investigator education, and clinical trial awareness services in connection with OTI’s performance of the Services not exclusively related to the Services and not containing Vaccinogen Confidential Information shall be the sole property of OTI. All other reports, communications, materials, information, innovations and discoveries (whether or not patentable or copyrightable) conceived, reduced to practice, made or developed by OTI solely or jointly with others in connection with OTI’s performance of the Services shall be promptly disclosed to and be the sole property of Vaccinogen.

9.2           Notwithstanding the foregoing, Vaccinogen shall not acquire ownership of any materials, information, products, costs, operational techniques, financial and tax information, projections, research and development plans, inventions, trade secrets and know-how and/or other intellectual property owned by OTI prior to OTI’s performance of Services under this Agreement or that is licensed by OTI from any third party.

10          Presentations, Publications and Publicity

10.1           OTI shall not present or publish, nor submit for publication, any work resulting from the Services without Vaccinogen’s prior written approval.

11          Representation and Warranties

11.1           Each Party represents and warrants that the total payment for the Services represents fair market value for the Services and has not been determined in any manner that takes into account the volume or value of any referrals or business between OTI and Vaccinogen.

11.2           OTI and Vaccinogen represent and warrant that the terms of this Agreement are not inconsistent with any other contractual or legal obligations that the respective Parties may have.

12          Independent Contractor

12.1           OTI’s status under this Agreement is that of an independent contractor.

12.2           OTI shall not be deemed an employee or joint venture partner of Vaccinogen for any purpose whatsoever.

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12.3         This Agreement shall not entitle OTI to participate in any benefit plan or program of Vaccinogen.

12.4         OTI is not entitled to worker’s compensation coverage by Vaccinogen, and OTI hereby waives any and all rights OTI may have to be covered under Vaccinogen’s worker’s compensation policies.

13          Indemnification

13.1         Vaccinogen hereby agrees to indemnify OTI and its affiliates, employees, directors, officers and agents and hold them harmless against any liability, judgment, demand, action, suit, loss, damage, cost and other expense (including but not limited to reasonable attorney’s fees and court costs) (“Liability”) resulting from any third party claims made or proceedings brought against OTI to the extent that such Liability arises as a result of the Vaccinogen’s negligence, willful misconduct or breach of the representations and warranties set forth in this Agreement., or OTI’s performance of the Services; except to the extent that such Liability results from OTI’s negligence, wilful misconduct or breach of the representations or warranties set forth in this Agreement.

13.2         OTI agrees to indemnify Vaccinogen and its affiliates, employees, directors, officers and agents and hold them harmless against Liability resulting from any third party claims made or proceedings brought against Vaccinogen to the extent that such Liability arises as a result of OTI’s negligence, willful misconduct or breach of the representations and warranties set forth in this Agreement.

14          Waiver

14.1         No waiver of any term or condition of this Agreement in any instance shall be deemed to be or construed as a further or continuing waiver of such term or condition or of any other term or condition of this Agreement.

15          Notices

15.1         All notices hereunder shall be in writing and shall be effective upon deposit in the United States mail, certified mail, return receipt requested with postage paid, or personally delivered by express courier, faxed or transmitted by electronic mail as follows:

If to OTI, address to:

Oncology Trials Insights, Inc.

Attn: Joseph D. Giglio

President and CEO

950 South Cherry Street

Suite 1210

Denver, CO 80246

303-759-5579 (Phone)

303-759-5892 (Fax)

jgiglio@oncologytrialsinsights.org

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with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

Attn: Asher M. Rubin

Harbor East

100 International Drive, Suite 2000

Baltimore, MD 21202

410-659-2777 (Phone)

410-659-2701 (Fax)

asher.rubin@hoganlovells.com

If to Vaccinogen, address to:

Vaccinogen

Attn: Michael G. Hanna, Jr., Ph.D.

Chairman & CEO

5300 Westview Drive

Suite 406

Fredrick, MD 21703

Office 301 668 8400

Mobile 301 793 7736

Fax 301 631 2970

mghannajr@vaccinogeninc.com

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16          Assignment; Subcontracting

16.1           Neither Party may assign this Agreement or any interest herein, or delegate any duty hereunder, to any third party without the other Party’s prior written consent (which is in its sole discretion to grant or withhold).

16.2           In the event that OTI is permitted to subcontract any duty hereunder to a third party, such subcontractor shall execute an agreement in a form acceptable to Vaccinogen obligating such subcontractor to comply with the terms and conditions hereof, and OTI shall remain responsible and liable for the acts or omissions of such subcontractor activities as if such activities had been performed by OTI.

17          Miscellaneous

17.1         This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all previous agreements and undertakings with respect thereto. This Agreement may be modified only by written agreement signed by the Parties.

17.2         Each Party agrees and undertakes to hold the other Party harmless from any damages, loss, costs or liability arising out of or in relation to any breach of this Agreement by a Party or any Representative of a Party.

18          Governing Law and Jurisdiction

18.1         This Agreement shall be governed by and construed in accordance with the laws of Colorado without regard to its principles of conflicts of laws.

18.2         Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the JAMS Streamlined Arbitration Rules and Procedures.

18.3         The place of arbitration shall be Denver, Colorado. The language to be used in the proceedings shall be English.

18.4         The Parties undertake and agree that all arbitral proceedings conducted with reference to this arbitration clause will be kept strictly confidential. This confidentiality undertaking shall cover all information disclosed in the course of such arbitral proceedings, as well as any decision or award that is made or declared during the proceedings. Information covered by this confidentiality undertaking may not, in any form, be disclosed to a third party without the prior written consent by the other Party.

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19          Counterparts; Electronic Signatures

19.1         For the convenience of the Parties, any number of counterparts of this Agreement may be executed by any one or more Parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

19.2          This Agreement may be circulated for signature through electronic transmission, including, without limitation, facsimile and email, and all signatures so obtained and transmitted shall be deemed for all purposes under this Agreement to be original signatures until such time, if ever, as original counterparts are exchanged by the Parties.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

Vaccinogen		Oncology Trials Insights, Inc.

By:	/s/ Michael G. Hanna, Jr.	By:	/s/ Joseph Giglio

Michael. G. Hanna, Jr., Ph.D.		Name:	Joseph Giglio

Chairman & CEO		Title:	President & CEO

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